EXHIBIT 10.1
                                  AMENDMENT TO
                       SENIOR CONVERTIBLE PROMISSORY NOTES
                                TO PET EDGE, LLC

     Amendment dated as of November 10, 2003 to the Senior Convertible Promissory Notes ("Notes") issued by PetCARE Television Network, Inc. (the "Company") to Pet Edge LLC (the "Holder"), further described as follows:

     o Note for $1,000,000 dated March 10, 2003 with due date of March 9, 2006,
     o    Note for $50,000 dated May 29, 2003 with due date of May 28, 2006,
     o    Note for $50,000 dated June 6, 2003 with due date of June 5, 2006, and
     o    Note for $275,000 dated July 1, 2003 with due date of June 30, 2006.

     WHEREAS, the Notes are convertible into the Company's common stock at a fixed conversion price of twenty four and six tenths cents ($.246) per share; and

     WHEREAS, the Company, as additional incentive to convert the Notes early has agreed to modify the conversion price of the Note.

     NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Notes, the parties agree as follows:

1. Certain Definitions.

     (a) Except as otherwise provided in this agreement, all words and terms defined in each Note have the same meaning in this agreement as such defined words and terms are given in the Notes.

     (b) "Notes" means the Notes issued on March 10, 2003, May 29, 2003, June 6, 2003, July 1, 2003, and as supplemented and amended by this agreement and as from time to time further supplemented and amended.

     (c) "Amendment" means this agreement dated as of July 1, 2003.

2. Conversion. Section 3.1 and 3.2 (intentionally omitted) of the Notes are hereby deleted and replaced with the following revised Sections 3.1 and 3.2:

?3. Conversion.

     3.1 Optional Conversion. Subject to the terms hereof, during the period commencing on the date hereof and expiring at 5:00 P.M., New York City local time, on the day immediately preceding the Maturity Date (the "Conversion Period"), the Holder shall have the right to convert the then outstanding principal amount of this Note, together with accrued interest thereon (an Optional Conversion), into shares of Common Stock, par value $.0005 per share, of the Company ("Conversion Stock") at a conversion price set forth in 3.2 below, which conversion price set forth in 3.2 shall be subject to adjustment pursuant to the provisions of Section 3.3 hereof (the Initial Conversion Price), and subject to further adjustment as set forth in Section 3.4 hereof (the Conversion Price). The number of shares of Conversion Stock issuable upon conversion of this Note shall equal (i) the sum of (A) the principal amount of this Note and (B) accrued interest thereon (if the Holder elects to convert the amount of accrued interest), divided by (ii) the Conversion Price. The foregoing

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conversion privilege may be exercised during the Conversion Period by presentation and surrender to the Company, at its then principal office, of this Note together with the Note Conversion Form attached hereto duly executed. Subject to the terms hereof, upon receipt by the Company of this Note and the Note Conversion Form, duly executed, at its office, the Holder shall be deemed to be the holder of record of the shares of Conversion Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder. Additionally, if applicable, this note may be converted in segments of not less than $250,000.

     3.2 The conversion price provided for in section 3.1 above shall be twenty one and four tenth cents ($.214) if this note is converted prior to July 1, 2004, the conversion price shall be twenty three cents a share ($.23) if this note is converted after July 1, 2004 and before July 1, 2005, and thereafter the conversion price shall be twenty four and six tenth cents ($.246) a share. ?

3. Effect of the Note. Except as supplemented and amended by this Amendment as such conforming as necessary to reflect the modification herein, all of the provisions of this Note shall remain in full force and effect from and after the effective date of this Amendment.

     This Amendment has been fully authorized and approved by all required corporate actions of both the Company and the Holder and does not violate any corporate charter document of the respective parties.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals to this agreement as of the date first above written.

                                        PETCARE TELEVISION NETWORK, INC.


                                        By: /s/ Philip Cohen
                                        --------------------
                                        Philip Cohen, President and CEO


                                        HOLDER:

                                        PET EDGE, LLC


                                        By: /s/ John Sfondrini
                                        ----------------------
                                        John Sfondrini, Managing Partner